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                                                                      Exhibit 99

[Heinz Graphic]                                                     News Release

    "GOOD FOOD, EVERY DAY"

FOR RELEASE UPON RECEIPT

       HEINZ BOARD INCREASES QUARTERLY DIVIDEND BY 5.5% BEGINNING IN JULY;

              DECLARES REGULAR QUARTERLY DIVIDEND PAYABLE IN APRIL

PITTSBURGH, March 10, 2004 -- The H.J. Heinz Company (NYSE:HNZ) announced today that its Board of Directors approved a 5.5% increase in the annual dividend on common stock for Fiscal Year 2005 (from 27 cents to 28.5 cents per quarter), effective with the July 2004 dividend.

         At yesterday's closing share price of $38.08, this new dividend yield would be approximately 3.0%, ranking Heinz in the top 20% of the S&P 500.

          "This decision by our Board of Directors confirms the success of our growth strategy across our global businesses. Our operating free cash flow has met the stringent goals that we developed and has enabled us to increase dividends at a rate much greater than inflation, while maintaining our commitment to return 45-50% of earnings to shareholders in the form of dividends," noted William R. Johnson, Chairman, President and Chief Executive Officer.

         "Heinz has paid uninterrupted dividends ever since we went public in 1946, a period of 58 years. By increasing the dividend in July, at the beginning of our fiscal year, we will better align Heinz dividend payments with our fiscal-year operating cycle," Mr. Johnson said.

DIVIDEND DECLARATION FOR APRIL 2004

         The Heinz Board of Directors also declared a quarterly dividend of:

COMMON STOCK
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         27 cents per share on the company's 25 cent par value Common Stock payable April 10, 2004 to shareholders of record the close of business on March 24, 2004.

PREFERRED STOCK
---------------

         42 1/2 cents per share on the company's Third Cumulative Preferred Stock, $1.70 First Series, payable April 1, 2004 to shareholders of record at the close of business on March 24, 2004.

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SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:


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This press release contains forward-looking statements within the meaning of the
"safe harbor" provisions of the Private Securities Litigation Reform Act of
1995. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Uncertainties contained in such statements include, but are not limited to, sales, earnings, and volume growth, general economic, political, and industry conditions, competitive conditions, production, energy and raw material costs, the ability to maintain favorable supplier relationships, achieving cost savings programs and gross margins, currency valuations and interest rate fluctuations, success of acquisitions, joint ventures, and divestitures, new product and packaging innovations, the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency and cash flow initiatives, the impact of e-commerce and e-procurement, risks inherent in litigation and international operations, particularly the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments, the possibility of increased pension expense and contributions, and other factors described in "Cautionary Statement Relevant to Forward-Looking Information" in the Company's Form 10-K for the fiscal year ended April 30, 2003, and the Company's subsequent filings with the Securities and Exchange Commission. The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

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ABOUT HEINZ: H.J. Heinz Company is one of the world's leading producers and marketers of branded foods in ketchup, condiments, sauces, meals, soups, seafood, snacks and infant foods. Heinz is a global family of leading brands, including Heinz(R) Ketchup, sauces, soups, beans, pasta and infant foods (representing nearly one-third of total sales), Ore-Ida(R) french fries, Boston Market(R) and Smart Ones(R) meals and Plasmon(R) baby food. Heinz's 50 companies have number-one or number-two brands in 200 countries, showcased by Heinz(R) Ketchup, the world's favorite ketchup. Information on Heinz is available at www.heinz.com/news.

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CONTACT:

Media:
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Ted Smyth, 412-456-5780;
Debbie Foster, 412-456-5778;
Jack Kennedy, 412-456-5923;
OR Investors:
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Jack Runkel, 412-456-6034

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